UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2011

Move, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
 (Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EX-99.1

EX-99.2

EX-99.3

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2011, Move, Inc. (the “Company”) entered into an employment offer letter with Rachel C. Glaser to serve as the Chief Financial Officer of the Company, effective as of her start date, currently contemplated to be January 4, 2012.

Ms. Glaser is 50 years old, and has served as the Chief Financial Officer and Chief Operating Officer of MyLife.com, Inc., an Internet-based people search business, since April 2008.  Ms. Glaser also served as a Senior Vice President and finance officer for the Operations Finance and Corporate Finance units of Yahoo! Inc., an Internet portal business, from May 2005 to April 2008.  Ms. Glaser also served from 1986 to 2005 in a variety of capacities with The Walt Disney Company, an entertainment company, including as Vice President, Operations and Business Planning, for its Disney Consumer Products division from her appointment to that position in 2004 until April, 2005.  Ms. Glaser holds an M.B.A. degree in Finance from the University of Southern California, Los Angeles.

Ms. Glaser will have an annual base salary of $341,000 and will be eligible to earn an annual performance bonus equal to 50% of her annual salary if certain pre-established performance goals are achieved at target levels, with the ability to earn up to 100% of her annual salary for outstanding performance in excess of target levels.  For 2012, the amount of any bonus earned will be prorated based on the portion of the year remaining as of Ms. Glaser’s start date.

On her start date, Ms. Glaser will be granted 175,000 stock options with an option exercise price equal to the closing price of the Company’s common stock on her start date and having a term of 10 years from the date of grant.  The stock options will vest quarterly from the grant date over a forty-eight month period, subject to her continued employment on each vesting date.

On her start date, Ms. Glaser will be granted 100,000 restricted shares of the Company’s common stock with the following vesting schedule:  25,000 shares will vest on each of the first four anniversaries of her start date, in each case subject to her continued employment on such anniversary.

In addition, Ms. Glaser entered into an Executive Retention and Severance Agreement (the “Severance Agreement”) with the Company.  The Severance Agreement provides for additional benefits in the circumstances described below.  In the event of Ms. Glaser’s Termination Upon Change of Control (as defined in the Severance Agreement), she shall receive all salary and benefits earned through the end of the transition period (or the termination date if no transition period is requested by the Company) and, upon releasing claims against the Company and providing any transition services requested, she shall receive (i) a lump sum payment equal to 12 months of her then current annual base salary and (ii) 50% of the target bonus that would otherwise be payable for the fiscal year in which her termination occurs (whether or not she has satisfied the applicable performance objectives), payable in a lump sum (the “Minimum Bonus Payment”) and, if her termination date occurs in the second half of a fiscal year and all financial performance criteria in her bonus plan are achieved by the Company for the full year in which her termination date occurs, a lump sum payment of an additional amount equal to (i) a pro rata portion of her target bonus prorated based on the number of days she is employed during that year, less (ii) the Minimum Bonus Payment.   In addition, immediately prior to the effective date of a change of control, 100% of all outstanding stock options and restricted stock granted by the Company to Ms. Glaser as described above, shall vest and all of the outstanding options shall remain exercisable for a period of three months following a transition period or one year following termination if the Company does not request a transition period.  Finally, the Company will pay all of the COBRA premiums for the same or reasonably similar medical coverage that Ms. Glaser and her dependents had on the date of termination, for a period not to exceed the earlier of one year or until she becomes eligible for coverage at a new employer.

In the event of Ms. Glaser’s Termination in Absence of Change of Control (as defined in the Severance Agreement), she shall receive all of the payments and benefits described above that she would receive in connection with a Termination Upon Change of Control, except that her restricted stock will not become vested.

In addition, the Company entered into an Indemnification Agreement with Ms. Glaser.  The Indemnification Agreement is the same agreement that the Company has entered into with its other executive officers, the form of which has previously been filed as Exhibit 10.25 to Move’s Annual Report on Form 10-K for the year ended December 31, 2003.  The Indemnification Agreement will provide that Move will indemnify and hold harmless Ms. Glaser if she is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to her service as an agent of Move, subject to the terms and conditions set forth in the agreement.  The Indemnification Agreement will require Move to advance the expenses incurred by Ms. Glaser in defending against any such proceeding, subject to certain exceptions set forth in the agreement.  The rights of Ms. Glaser under the Indemnification Agreement will not be exclusive and are in addition to her rights under Move’s Restated Certificate of Incorporation and Bylaws, other agreements or otherwise.

Move, Inc. issued a press release on December 28, 2011, announcing the appointment of Ms. Glaser as its new Chief Financial Officer.  The press release is filed as Exhibit 99.1 and is incorporated by reference into this report.  The Company’s offer letter to Ms. Glaser, and her Executive Retention and Severance Agreement are also attached as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference into this report.

Item 9.01     Financial Statements and Exhibits

(d)   Exhibits

99.1	Press Release dated December 28, 2011, announcing Appointment of Rachel Glaser as the new Chief Financial Officer of Move, Inc.

99.2	Move, Inc. Offer Letter to Rachel Glaser.

99.3	Executive Retention and Severance Agreement between Rachel Glaser and the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: December 28, 2011	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 28, 2011, announcing Appointment of Rachel Glaser as the new Chief Financial Officer of Move, Inc.

99.2	Move, Inc. Offer Letter to Rachel Glaser.

99.3	Executive Retention and Severance Agreement between Rachel Glaser and the Company.